EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, dated May 26, 2022 relating to the audit of the consolidated financial statements of Elite Performance Holding Corporation for the years ended December 31, 2021 and 2020 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com Houston, Texas January 20, 2023